EXHIBIT 99.1

News Release    News Release    News Release    News Release    News Release

[Logo of American Express Company]


CONTACTS:         Media:   Joanna Lambert               Michael O'Neill
                           212-640-9668                 212-640-5951
                           joanna.g.lambert@aexp.com    mike.o'neill@aexp.com

     Investors/Analysts:   Alex Hopwood                 Ron Stovall
                           212-640-5495                 212-640-5574
                           alex.w.hopwood@aexp.com      ronald.stovall@aexp.com

                     AMERICAN EXPRESS COMPLETES REPURCHASE
            OF $3.39 BILLION OF PREFERRED SHARES FROM U.S. TREASURY

NEW YORK, June 17, 2009 -- American Express announced today that it has repurchased the $3.39 billion of preferred shares that were issued to the United States Department of Treasury (Treasury Department) as part of the Capital Purchase Program.

The Treasury Department received complete repayment of its initial investment, plus a final pro rata accrued dividend of $15.1 million in addition to the $59.3 million in dividend payments previously received.

The company also said it expects to give notice to the Treasury Department of its intent to enter discussions about repurchasing the outstanding warrants issued in conjunction with the preferred stock. The outstanding warrants allow the Treasury Department to purchase up to 24.3 million shares of American Express common stock.

American Express Company is a leading global payments and travel company founded in 1850. For more information, visit www.americanexpress.com.

                                     ####

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY" AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: A DECISION BY THE COMPANY NOT TO PROCEED WITH THE REPURCHASE OF THE WARRANTS ISSUED TO THE UNITED STATES DEPARTMENT OF THE TREASURY UNDER THE TROUBLED ASSET RELIEF PROGRAM CAPITAL PURCHASE PROGRAM. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2009, AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.